Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Kiniksa Pharmaceuticals International, plc

KPL-387 Long-Term Incentive Plan

(VP+ Employees – Executive Officers)

Effective Date: April 17, 2025

1.            Purpose. This Kiniksa Pharmaceuticals International, plc KPL-387 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is intended to increase stockholder value and the success of the Company by motivating and retaining selected Participants to achieve the Company’s objectives. The Plan goals are to be achieved by providing such Participants with cash, share option, and/or restricted share unit award opportunities, where the grant, payment or vesting, as applicable, of the Awards shall be based on a successful BLA submission for KPL-387 in the United States for the treatment of recurrent pericarditis and/or subsequent FDA approval of the treatment. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2.            Definitions.

(a)            “Award” shall mean a Cash Award, Option Award, or an RSU Award granted to a Participant under the Plan.

(b)            “BLA Acceptance” shall mean the acceptance by the FDA of the BLA Filing.

(c)            “BLA Acceptance Date” shall mean the date that the FDA notifies the Company of the acceptance of the BLA Filing.

(d)            “BLA Achievement Percentage” shall mean:

(i)            In the event the BLA Filing Milestone is achieved on or before [***], 100%;

(ii)           In the event the BLA Filing Milestone is achieved on or after [***] and on or before [***], 75%;

(iii)          In the event the BLA Filing Milestone is achieved on or after [***] and on or before [***], 50%; or

(iv)          In the event the BLA Filing is achieved on or after [***], 0%.

(e)            “BLA Filing Milestone” shall mean the submission of a Biologics License Application (“BLA”) to the FDA for KPL-387 in the United States by the Company or a Subsidiary for the treatment of recurrent pericarditis (the “BLA Filing”).

(f)            “BLA Filing Milestone Award” shall have the meaning ascribed to such term in Section 5(a).

(g)           “BLA Target Award Value” shall mean fifty percent (50%) of a Participant’s base salary for the fiscal year in which the applicable Award is granted, increased by five percent (5%) on an annual basis for each calendar year up to and including [***] that commences after the BLA Filing Milestone Award is granted, as adjusted pursuant to Section 4(b) and as determined by the Committee.

(h)           “Black-Scholes Value” shall mean the per share fair value of a share option calculated on the basis of the Black-Scholes option pricing model and using as inputs to such model (i) for the value of one Ordinary Share, the average closing price of the Ordinary Shares over each trading day occurring in the thirty (30) calendar days ending on the day prior to the Effective Date (or in the case of a newly hired Eligible Employee under Section 4(b), the date the applicable Option Award is granted) or such other date determined by the Committee, and (ii) such other assumptions as are determined by the Company’s Chief Accounting Officer on or prior to the grant date of the applicable Option Award.

(i)            “Board” shall mean the Board of Directors of the Company.

(j)            “Cash Award” shall mean a cash award granted under the Incentive Plan, which grant shall be subject to the terms of the Plan, the Incentive Plan (including the Sub-Plan for UK Employees with respect to the Cash Award granted to Participants based in the United Kingdom) and an agreement between the Company and the Participant.

(k)           “Cause” shall have the meaning set forth in the Incentive Plan.

(l)            “Change in Control” shall have the meaning set forth in the Incentive Plan.

(m)          “Code” shall mean the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(n)           “Committee” shall mean the Compensation Committee of the Board.

(o)           “Company” shall mean Kiniksa Pharmaceuticals International, plc, a public limited company organized under the laws of England and Wales.

(p)           “Effective Date” shall mean April 17, 2025.

(q)            “Eligible Employee” shall mean a full-time employee of the Company or its Subsidiaries who, as of the date such individual is issued an Award: (i) holds a title of Vice President or above and works at least five (5) days per week from a designated Company location, including each of the first three (3) Fridays of each calendar month, (ii) has been designated as an executive officer of the Company, and (iii) is not otherwise participating in a commercial incentive plan.

(r)            “FDA” shall mean the U.S. Food and Drug Administration and any successor agency thereto.

(s)            “FDA Approval Achievement Percentage” shall mean:

(i)            In the event the FDA Approval Milestone is achieved on or before [***], 100%;

(ii)           In the event the FDA Approval Milestone is achieved on or after [***] and on or before [***], 75%;

(iii)          In the event the FDA Approval Milestone is achieved on or after [***] and on or before [***], 50%; or

(iv)          In the event the FDA Approval Milestone is achieved on or after [***], 0%.

(t)            “FDA Approval Milestone” shall mean the Committee’s certification on or prior to [***] of the approval by the FDA for the commercial sale and marketing of KPL-387 in the United States by the Company or a Subsidiary for the treatment of recurrent pericarditis.

(u)            “FDA Approval Milestone Award” shall have the meaning ascribed to such term in Section 5(b).

(v)            “FDA Approval Target Award Value” shall mean fifty percent (50%) of a Participant’s base salary for the fiscal year in which the applicable Award is granted, increased by five percent (5%) on an annual basis for each calendar year up to and including [***] that commences after the FDA Approval Milestone Award is granted, as adjusted pursuant to Section 4(b) and as determined by the Committee.

(w)            “Good Reason” shall mean, with respect to a Participant holding an Award, “Good Reason” (or any term of similar effect) as defined in the Participant’s employment agreement with the Company or a Subsidiary if such an agreement exists and contains a definition of Good Reason (or term of similar effect). For the avoidance of doubt, if no such agreement exists or such agreement does not contain a definition of Good Reason (or term of similar effect), the term “Good Reason” as used in this Plan shall have no effect.

(x)            “Incentive Plan” shall mean the Kiniksa Pharmaceuticals International, plc 2018 Incentive Award Plan, as may be amended from time to time.

(y)            “Milestone” shall mean either the BLA Filing Milestone or the FDA Approval Milestone.

(z)            “Option Award” shall mean a share option award granted under the Incentive Plan, which grant shall be subject to the terms of the Plan, the Incentive Plan (including the Sub-Plan for UK Employees with respect to the Option Award granted to Participants based in the United Kingdom) and a share option agreement between the Company and the Participant.

(aa)          “Ordinary Shares” shall mean the Class A Ordinary Shares of the Company.

(bb)         “Participant” shall mean an Eligible Employee who (i) meets the eligibility requirements described in Section 4 of the Plan or (ii) is otherwise designated as a Participant by the Committee.

(cc)          “RSU Award” shall mean a restricted share unit award granted under the Incentive Plan, which grant shall be subject to the terms of the Plan, the Incentive Plan (including the Sub-Plan for UK Employees with respect to the RSU Award granted to Participants based in the United Kingdom) and a restricted share unit agreement between the Company and the Participant.

(dd)         “Subsidiary” shall have the meaning set forth in the Incentive Plan.

(ee)          “Target Award Values” shall mean, collectively, BLA Target Award Values and FDA Approval Target Award Values.

3.            Administration. The Plan shall be administered by the Committee. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan; to interpret the Plan and those rules and procedures; to determine Target Award Values and any adjustments to such Target Award Values, including after the grant of any Awards; to approve the granting of, or the payment of, as applicable, all of the Awards; to determine when and whether a Milestone or BLA Acceptance has been achieved; and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Participants. The Board may, at any time and from time to time, vest in itself or otherwise exercise any authority or duties of the Committee under the Plan.

4.            Eligibility; Participation; Adjustments.

(a)            Current Employees in Good Standing. Unless otherwise determined by the Committee in its discretion, each Eligible Employee who is in good standing (and not on a performance improvement plan) as of the Effective Date, as determined by the Committee in its discretion, shall automatically be deemed a Participant as of such date and shall be eligible for the grant of Awards set forth in Section 5 hereunder, subject to his or her continued employment in good standing with the Company or a Subsidiary on the applicable grant date. The Committee may designate future Participants from Eligible Employees who are removed from a performance improvement plan or based on such other considerations it deems appropriate, in its discretion.

(b)            Newly Hired Employees. Absent any determination by the Committee to the contrary, each Eligible Employee who is newly hired by the Company or a Subsidiary prior to the earlier of the BLA Filing and [***] (the “New Hire Cut Off Date”) shall automatically be deemed a Participant as of his or her first day of employment with the Company or the Subsidiary and shall be eligible for the grant of the Awards set forth in Section 5 hereunder, subject to his or her continued employment in good standing with the Company or a Subsidiary on the applicable grant date. Notwithstanding the foregoing, the Target Award Value for each Award granted to such Participant shall be prorated by multiplying such Target Award Value by the percentage set forth in the table below opposite such Participant’s employment commencement date, subject to the New Hire Cut Off Date.

Employment Commencement Date	Percentage
Prior to [***]	80%
On or after [***] and before [***]	60%
On or after [***] and before [***]	40%
On or after [***] and before [***]	20%

For the avoidance of doubt, any Eligible Employees hired by the Company or a Subsidiary on or after the New Hire Cut Off Date shall not be eligible to participate in the Plan.

 5.            Awards.

(a)            BLA Filing Milestone Award. As soon as administratively practicable following the date on which an Eligible Employee becomes a Participant, the Committee shall grant such Participant an RSU Award, Option Award, and Cash Award as follows: (i) in the case of the RSU Award, covering a target number of Ordinary Shares equal to one-third (1/3) of the BLA Target Award Value divided by the average closing price of the Ordinary Shares during the thirty (30) calendar days ending on the day prior to the Effective Date (or in the case of a newly hired Eligible Employee under Section 4(b), the grant date) or such other date determined by the Committee, as determined by the Committee, rounded down to the nearest whole share; (ii) in the case of the Option Award, covering a number of Ordinary Shares equal to one-third (1/3) of the BLA Target Award Value divided by the Black-Scholes Value, rounded down to the nearest whole share; and (iii) in the case of the Cash Award, equal to one-sixth (1/6) of the Participant’s actual base salary at the time the BLA Filing Milestone is achieved. Each of the RSU Award, Option Award and Cash Award shall be eligible to be earned upon achievement of the BLA Filing Milestone, based on the BLA Achievement Percentage, subject to the occurrence of the BLA Acceptance, and further subject in each case to the Participant’s continued employment with the Company or a Subsidiary on the BLA Acceptance Date (collectively, as applicable, the “BLA Filing Milestone Award”).

(b)            FDA Approval Milestone Award. As soon as administratively practicable following the date on which an Eligible Employee becomes a Participant, the Committee shall grant such Participant an RSU Award, Option Award, and Cash Award as follows: (i) in the case of the RSU Award, covering a target number of Ordinary Shares equal to one-third (1/3) of the FDA Approval Target Award Value divided by the average closing price of the Ordinary Shares during the thirty (30) calendar days ending on the day prior to the Effective Date (or in the case of a newly hired Eligible Employee under Section 4(b), the grant date) or such other date determined by the Committee, as determined by the Committee, rounded down to the nearest whole share; (ii) in the case of the Option Award, covering a number of Ordinary Shares equal to one-third (1/3) of the FDA Approval Target Award Value divided by the Black-Scholes Value, rounded down to the nearest whole share; and (iii) in the case of the Cash Award, equal to one-sixth (1/6) of the Participant’s actual base salary at the time the FDA Approval Milestone is achieved. Each of the RSU Award, Option Award, and Cash Award shall be eligible to be earned upon achievement of the FDA Approval Milestone, based on the FDA Approval Achievement Percentage, subject in each case to the Participant’s continued employment with the Company or a Subsidiary on the achievement date, if any, for the FDA Approval Milestone (collectively, as applicable, the “FDA Approval Milestone Award”).

(c)            Timing of Vesting and Payout of Awards.

(i)            Any RSU Award, Option Award, or Cash Award covered by the BLA Filing Milestone Award shall vest, if at all, on the BLA Acceptance Date and the Cash Award and the Ordinary Shares underlying the RSU Award shall be paid or delivered, as applicable, as soon as administratively practicable following the BLA Acceptance Date but in no event later than thirty (30) days following such date, subject, for the avoidance of doubt, to the Participant’s continued employment with the Company or a Subsidiary through the BLA Acceptance Date.

(ii)            Any RSU Award, Option Award, or Cash Award covered by the FDA Approval Milestone Award shall vest, if at all, on the date the FDA Approval Milestone is achieved and the Cash Award and the Ordinary Shares underlying the RSU Award shall be paid or delivered, as applicable, as soon as administratively practicable following the date the FDA Approval Milestone is achieved but in no event later than thirty (30) days following such date, subject, for the avoidance of doubt, to the Participant’s continued employment with the Company or a Subsidiary through the date the FDA Approval Milestone is achieved.

(d)            Termination; Forfeiture.

(i)            Subject to Section 6 below, in the event of a Participant’s termination of employment with the Company or a Subsidiary prior to the achievement of a Milestone or, in the case of the BLA Filing Milestone Award, prior to the BLA Acceptance Date, any Award applicable to such Milestone shall immediately and automatically be canceled and forfeited, unless otherwise determined by the Committee; provided, however, that if a Participant’s employment is terminated by the Company or a Subsidiary without Cause or due to the Participant’s resignation for Good Reason (if applicable) and, within sixty (60) days of the date of termination, the BLA Acceptance Date occurs, the Participant will be deemed employed on the BLA Acceptance Date for purposes of the BLA Filing Milestone Award granted under the Plan.

(ii)            In the event the BLA Filing Milestone is not achieved on or prior to [***], (1) any outstanding Cash Award held by Participants covered by the BLA Filing Milestone Award, and (2) any outstanding RSU Award and any outstanding Option Award held by Participants covered by the BLA Filing Milestone Award shall automatically be canceled and forfeited on [***], unless otherwise determined by the Committee. In the event that the BLA Filing Milestone is achieved on or prior to [***] but the BLA Acceptance Date does not occur on or before [***] (x) any outstanding Cash Award held by Participants covered by the BLA Filing Milestone Award, and (y) any outstanding RSU Award and any outstanding Option Award held by Participants covered by the BLA Filing Milestone Award shall automatically be canceled and forfeited on [***], unless otherwise determined by the Committee.

(iii)            In the event the FDA Approval Milestone is not achieved on or prior to [***], (1) any outstanding Cash Award held by Participants covered by the FDA Approval Milestone Award, and (2) any outstanding RSU Award and any outstanding Option Award held by Participants covered by the FDA Approval Milestone Award shall automatically be canceled and forfeited on [***], unless otherwise determined by the Committee.

6.            Change in Control.

Notwithstanding anything herein to the contrary:

(a)            In the event a Participant’s Award (or portion thereof) is assumed or substituted for by the successor or surviving entity in connection with a Change in Control and the Participant’s employment is terminated by the Company, a Subsidiary or a successor entity without Cause or due to the Participant’s resignation for Good Reason (if applicable), in either case, on or within 12 months following the Change in Control (the date of such termination, the “Qualifying Termination Date”):

(i)            If the BLA Filing Milestone and/or FDA Approval Milestone, as applicable, has not been achieved but is still achievable on or before the Qualifying Termination Date because the Change in Control occurs prior to [***] or [***], as applicable, the Participant’s outstanding Cash Awards, RSU Awards and Option Awards covered by the BLA Filing Milestone Award and the FDA Approval Milestone Award, as applicable, shall be earned as if such Milestone(s) had been achieved on the Qualifying Termination Date based on the BLA Achievement Percentage or FDA Approval Achievement Percentage applicable to such date and, in the case of the BLA Filing Milestone, treating the BLA Acceptance condition as having been satisfied as of the Qualifying Termination Date, with (x) the Participant’s Cash Award payable upon, but in no event later than thirty (30) days following, the Qualifying Termination Date; (y) shares issuable under the Participant’s RSU Award to be delivered upon, but in no event later than thirty (30) days following, the Qualifying Termination Date, and (z) the Participant having ninety (90) days following the Qualifying Termination Date to exercise that portion of the Option Award, if any, that was vested and unexercised as of such Qualifying Termination Date (but not later than the end of the original term of the Option Award);

(ii)            If the BLA Filing Milestone and/or FDA Approval Milestone, as applicable, has been achieved on or before the Qualifying Termination Date (and, in the case of the BLA Filing Milestone, treating the BLA Acceptance condition as having been satisfied as of the Qualifying Termination Date), (x) the Participant’s Cash Award (to the extent then unpaid) shall be payable upon, but in no event later than thirty (30) days following, the Qualifying Termination Date; (y) shares issuable under the Participant’s RSU Award, to the extent then undelivered, will be delivered upon, but in no event later than thirty (30) days following, the Qualifying Termination Date, and (z) the Participant shall have ninety (90) days following the Qualifying Termination Date to exercise that portion of the Option Award, if any, that was vested and unexercised as of such Qualifying Termination Date (but not later than the end of the original term of the Option Award).

(b)            In the event a Participant’s Award (or portion thereof) is not assumed or substituted for by the successor or surviving entity in connection with a Change in Control, the Participant’s outstanding Cash Awards, RSU Awards and Option Awards covered by the BLA Filing Milestone Award and the FDA Approval Milestone Award, as applicable, shall be earned as if the applicable Milestone had been achieved as of the date of the Change in Control based on the BLA Achievement Percentage or FDA Approval Achievement Percentage applicable to such date and, in the case of the BLA Filing Milestone, treating the BLA Acceptance condition as having been satisfied as of the date of the Change in Control.

7.            No Right to Employment or Award. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or a Subsidiary or continued participation in the Plan. Furthermore, the Company and each Subsidiary reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim for benefits pursuant to the Plan, except as required under applicable law or provided under this Plan, other written plan adopted by the Company or a Subsidiary or written agreement between the Company or a Subsidiary and the Participant.

8.            Discretion of Company and Committee. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. In no event shall there be a requirement for uniform treatment as to Participants or Awards under the Plan. When determining the level of achievement of any Milestone or determining an Award or the allocation of an Award, the Committee may take into account a Participant’s individual performance and contributions and expected contributions to the Milestone and the Company. The Committee may amend an Award to decrease payment under, or the number of Ordinary Shares subject to, the Award based on its assessment of the level of achievement under the Award. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

9.            No Funding of Plan. Neither the Company nor any Subsidiary shall be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

10.          Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. This Section 10 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

11.            Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future Subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

12.            Amendment or Termination; Governing Law. The Board and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time; provided that following the occurrence of a Change in Control, the Plan may not be amended or modified in any manner that materially decreases the payments or benefits payable with respect to an outstanding Award or otherwise materially adversely affects a Participant’s economic rights with respect to an outstanding Award. Unless earlier terminated pursuant to the preceding sentence, the Plan shall terminate upon the earliest to occur of (i) [***], provided that the FDA Approval Milestone has not been achieved by such date, (ii) unless otherwise determined by the Board or the Committee, the date on which it is no longer possible for the Company to achieve the FDA Approval Milestone, or (iii) the payment of all amounts payable hereunder. Except to the extent governed by the laws of England and Wales (as it relates to Awards under the Incentive Plan), the Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles.

13.            Non-U.S. Participants; Incorporation of Incentive Plan. The Committee may modify the terms of Awards granted to Participants who are citizens or residents of a country other than the United States or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. The Plan is established under and subject to the terms of the Incentive Plan, including the Sub-Plan for UK Employees with respect to Awards granted to Participants based in the United Kingdom. Accordingly, if there is a conflict between the terms of the Plan and the Incentive Plan, the terms of the Incentive Plan will control.

14.            Taxes; Section 409A of The Code. All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings. Neither the Company nor any of its Subsidiaries, nor the Committee, nor any person acting on behalf of the Company, any of its Subsidiaries, or the Committee, will be liable for any adverse tax or other consequences to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award that may arise or otherwise be asserted with respect to the Award or any acceleration of income or any additional tax (including any interest and penalties) asserted by reason of the failure of an Award to satisfy the requirements of 409A of the Code or be exempt from Section 409A of the Code. All Awards under the Plan are intended to be exempt from the requirements of Section 409A of the Code and all payments hereunder will be made within the time period required so that they constitute short-term deferrals within the meaning of Section 409A of the Code. Each payment under the Plan is intended to be a separate payment and the right to a series of installment payments under the Plan is to be for purposes of Section 409A of the Code.

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